Exhibit 99.1

Investors Title Company Announces Third Quarter 2015 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--November 4, 2015--Investors Title Company today announced its results for the third quarter ended September 30, 2015. Net income attributable to the Company increased 73.1% to $4,490,962, or $2.28 per diluted share, compared with $2,594,490, or $1.28 per diluted share, for the prior year quarter.

Revenues increased 17.1% to $34,541,258 versus the prior year quarter, primarily due to a 17.4% increase in net premiums written, setting a new quarterly record level of both revenues and premiums written. Real estate activity was up significantly for the quarter, driven mainly by higher levels of home purchases and stable levels of mortgage refinance activity.

Operating expenses increased 8.5% to $28,104,760 versus the prior year quarter, mainly due to higher agent commissions commensurate with increased premiums written, partially offset by a higher concentration of business in markets with lower average commission rates. The increase in agent commissions was partially offset by a reduction in the provision for claims, reflecting improved claims experience in recent policy years. Higher premium volumes and normal inflationary effects drove other operating expenses marginally higher versus the prior year quarter.

For the nine months ended September 30, 2015, net income attributable to the Company increased 48.6% to $10,337,583, or $5.17 per diluted share, compared with $6,954,526, or $3.41 per diluted share, for the prior year period. Revenues increased 7.8% to $98,324,874, driven by a 6.5% increase in net premiums written. Operating expenses increased 2.7% to $83,732,755 versus the prior year period, mainly due to higher payroll expenses associated with normal inflationary increases and higher staffing levels to support ongoing software development activities. Claims expense was down 13.3% due to improved claims experience in recent policy years. Agent commissions were flat versus the prior year period even as premiums grew, as a larger proportion of premiums originated in markets with lower average commission rates.

Chairman J. Allen Fine added, “We are pleased to report another quarter with record levels of revenue. Title insurance premiums were bolstered by higher levels of home sales activity as well as continued increases in real estate prices. While the pace of loan closings may slow during the fourth quarter in the wake of the October 3 TILA-RESPA Integrated Disclosure Rule (TRID) implementation, we remain encouraged that positive trends in the unemployment rate and overall economic conditions will sustain the levels of purchase activity, at least for the near future. Over the long term, we will continue to focus on enhancing our competitive strengths and profitably expanding our market presence.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future home price increases, changes in home purchase or refinance activity, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; the possible loss of agency relationships, or significant reduction in agent-originated business and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission, and in its subsequent Quarterly Reports on Form 10-Q.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Net premiums written	$30,945,532	$26,356,835	$86,372,154	$81,115,940
Investment income - interest and dividends	1,117,529	1,064,995	3,427,055	3,130,846
Net realized (loss) gain on investments	(338,631)	8,689	601,336	592,908
Other	2,816,828	2,077,711	7,924,329	6,344,163
Total Revenues	34,541,258	29,508,230	98,324,874	91,183,857

Operating Expenses:
Commissions to agents	16,898,323	14,440,264	48,393,553	48,242,923
Provision for claims	703,979	1,507,814	3,621,401	4,177,478
Salaries, employee benefits and payroll taxes	6,957,874	6,609,425	21,101,955	19,250,116
Office occupancy and operations	1,342,288	1,257,009	4,089,806	3,683,980
Business development	568,189	552,215	1,633,358	1,581,872
Filing fees, franchise and local taxes	134,880	233,079	572,621	648,022
Premium and retaliatory taxes	573,336	491,927	1,684,674	1,332,492
Professional and contract labor fees	661,879	621,305	1,926,469	1,976,272
Other	264,012	196,702	708,918	656,653
Total Operating Expenses	28,104,760	25,909,740	83,732,755	81,549,808

Income before Income Taxes	6,436,498	3,598,490	14,592,119	9,634,049

Provision for Income Taxes	1,941,000	1,004,000	4,250,000	2,656,000

Net Income	4,495,498	2,594,490	10,342,119	6,978,049

Net Income Attributable to Noncontrolling Interests	(4,536)	—	(4,536)	(23,523)

Net Income Attributable to the Company	$4,490,962	$2,594,490	$10,337,583	$6,954,526

Basic Earnings per Common Share	$2.28	$1.28	$5.18	$3.42

Weighted Average Shares Outstanding – Basic	1,967,923	2,028,818	1,995,120	2,033,637

Diluted Earnings per Common Share	$2.28	$1.28	$5.17	$3.41

Weighted Average Shares Outstanding – Diluted	1,972,233	2,032,644	2,000,043	2,038,875

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of September 30, 2015 and December 31, 2014 (Unaudited)

	September 30, 2015	December 31, 2014
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$98,034,042	$109,048,290
Equity securities, available-for-sale, at fair value	35,135,885	39,254,981
Short-term investments	13,884,266	2,576,993
Other investments	10,069,708	8,530,929
Total investments	157,123,901	159,411,193

Cash and cash equivalents	19,290,813	15,826,515
Premium and fees receivable	9,067,775	8,544,183
Accrued interest and dividends	1,286,710	1,063,837
Prepaid expenses and other assets	8,599,846	7,732,677
Property, net	7,176,557	5,460,805
Total Assets	$202,545,602	$198,039,210

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$37,897,000	$36,677,000
Accounts payable and accrued liabilities	19,441,453	18,290,819
Current income taxes payable	248,679	92,192
Deferred income taxes, net	5,635,321	5,415,493
Total liabilities	63,222,453	60,475,504

Stockholders’ Equity:
Common stock - no par value (10,000,000 authorized shares; 1,953,418 and 2,023,270 shares issued and outstanding 2015 and 2014, respectively, excluding 291,676 shares for 2015 and 2014 of common stock held by the Company's subsidiary)	1	1
Retained earnings	129,585,111	124,707,196
Accumulated other comprehensive income	9,606,451	12,856,509
Total stockholders’ equity attributable to the Company	139,191,563	137,563,706
Noncontrolling interests	131,586	—
Total stockholders’ equity	139,323,149	137,563,706
Total Liabilities and Stockholders’ Equity	$202,545,602	$198,039,210

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Nine Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	%	2014	%	2015	%	2014	%
Branch	$7,967,826	25.7	$6,815,125	25.9	$21,281,363	24.6	$17,922,166	22.1

Agency	22,977,706	74.3	19,541,710	74.1	65,090,791	75.4	63,193,774	77.9

Total	$30,945,532	100.0	$26,356,835	100.0	$86,372,154	100.0	$81,115,940	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200